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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Diamondback Energy, Inc. of our report dated February 28, 2018, relating to the financial statements and the effectiveness of internal control over financial reporting of Energen Corporation, which appears in Energen Corporation's Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
November 18, 2019

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  Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM